EXHIBIT 99.1
	Contact:	David W. Brunton, Chief Financial Officer
SBE, Inc.
(925) 355-7700
davidb@sbei.com

SBE, Inc. Reports First Quarter 2006 Results

SAN RAMON, CA - March 1, 2006 - SBE, Inc. (Nasdaq: SBEI), a leading provider of high-performance Internet Protocol (IP) based storage and networking solutions for original equipment manufacturers (OEMs), today reported results for the three months ended January 31, 2006.

Net sales for the first quarter ended January 31, 2006 were $1.4 million, compared to net sales of $2.8 million in the same quarter of fiscal 2005. Net sales for the first quarter of fiscal 2005 included $1.0 million attributable to sales to the Hewlett Packard Company. Net loss for the first quarter of fiscal 2006 was $2.7 million, or $0.28 per share basic and diluted, compared to net income for the same period of fiscal 2005 of $177,000, or $0.03 per share basic and diluted. The loss for the quarter ended January 31, 2006 includes $1.5 million of non-cash expenses primarily related to the amortization of software acquired from PyX Technologies, stock based compensation paid to consultants and employee stock option expense pursuant to the Company’s required adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payments, at the beginning of this fiscal year.

The Company’s cash balance was $2.8 million and $3.6 million at January 31, 2006 and October 31, 2005, respectively, and no long-term debt existed at either date.

“During the quarter just ended, we proactively implemented cash conservation initiatives to reduce our future cash expenses,” commented David Brunton, Chief Financial Officer of SBE. “Employees agreed to reduce their base salaries by 30% in exchange for a prescribed number of shares of the Company’s common stock, and our Board of Directors is now compensated 100% in stock. This new compensation plan, coupled with a reduction in non-critical cash expenditures, is expected to result in a $550,000 reduction in quarterly cash expenses.”

Significant Milestones

•
Design Wins for iSCSI Software Solutions. Over the past couple of months, storage equipment providers Genstor Systems, Silicon Mechanics, Open Source Storage (OSS) and Yang Ming International (YMI) have chosen to license and integrate SBE’s PyX iSCSI target software into their Internet Protocol (IP) based storage area network (SAN) systems.

•
Distribution Channel Expansion. SBE is moving forward in 2006 with a broadened channel of leading manufacturer’s representatives and distributors that now provide extended coverage throughout key regions of North America, Europe and Asia. The most recent additions include Centaur, FourFront, PSI Solutions, ION Systems, and Spectro Associates.

•	European Value-Added Distributor Ships iSCSI-Ready Servers. Option+ has started to ship all of its servers with SBE’s PyX iSCSI software ready for easy and convenient activation and deployment.

“We’ve been seeing iSCSI market adoption growing but at a relatively modest pace. Our steady progress encourages us to continue pursuing OEMs directly and through our channels,” said Dan Grey, President and Chief Executive Officer of SBE. “We were disappointed with this quarter’s embedded products revenues. Recognizing the market risks and challenges facing us, we implemented a cash conservation program that better positions the company to weather market fluctuations while simultaneously investing for future growth.”

Business Outlook
“Based on our current visibility into bookings and market conditions, we expect our embedded products revenues to improve in the second quarter. We expect to continue to build on the momentum that our iSCSI software has generated to date by continuing to expand our distribution reach and closing new business with storage OEMs that need to differentiate and enhance their solutions with iSCSI functionality,” said Grey. “On the VoIP side, our team will remain focused on completing development and release of our DSP products as well as identifying and penetrating the voice, video and multimedia application markets with our advanced DSP and VoIP solutions.”

Conference Call Information
The company’s first quarter conference call will be held Thursday, March 2, 2006 at 11:00am Eastern Time / 8:00am Pacific Time. To access the call, please dial (800) 875-9124 and enter code number 5202633 or go to www.sbei.com approximately 10 minutes prior to the start of the call.

A replay of the company’s first quarter conference call will be available for 48 hours. To access the replay, please dial (800) 642-1687 and enter code number 5202633. The replay can also be accessed following the conference call via the company’s web site at www.sbei.com.

About SBE
SBE designs and provides IP-based networking solutions for an extensive range of applied computing applications. SBE delivers a portfolio of scalable, standards-based hardware and software products, including iSCSI and VoIP, designed to enable optimal performance and rapid deployment across a wide range of next-generation communications and storage systems. Based in San Ramon, California, SBE is a publicly traded company (NASDAQ: SBEI) with products sold worldwide through direct sales, OEMs and system integration partners. More information is available at www.sbei.com.

Forward-Looking Statements
This news release contains certain forward-looking statements that involve risks and uncertainties, including statements about market opportunity for new products and the demand for services that may be offered by SBE’s customers. Such statements are only predictions and the company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may cause such differences include, but are not limited to, risks related to the company’s reliance on a small number of OEM customers, rapidly changing product requirements, the introduction of new products, market acceptance of the company’s products, and reliance on strategic partners. These factors and others are more fully discussed in the documents the company files from time to time with the Securities and Exchange Commission, particularly, the company's most recent Form 10-K and Form 10-Q.

SBE and the SBE logo are registered trademarks of SBE, Inc. All other brand or product names are trademarks or registered trademarks of their respective holders.

- Tables Follow -

SBE, INC.
CONDENSED STATEMENTS OF OPERATIONS
for the three months ended January 31, 2006 and 2005
(In thousands, except per share amounts)
(Unaudited)

	Three months ended
	January 31,
	2006	2005

Net sales	$1,400	$2,815
Cost of sales	1,825 (1)	1,230

Gross profit (loss)	(425)	1,585

Product research and development	946	473
Sales and marketing	598	559
General and administrative	771	369

Total operating expenses	2,315 (2)	1,401

Operating income (loss)	(2,740)	184

Interest and other income	18	(2)
Income (loss) before income taxes	(2,722)	182

Provision for income taxes	5	5

Net income (loss)	$(2,727)	$177

Basic earnings (loss) per share	$(0.28)	$0.03
Diluted earnings (loss) per share	$(0.28)	$0.03

Basic - shares used
in per share computations	9,895	5,136
Diluted - shares used
in per share computations	9,895	5,869

(1) Includes $1.0 million of non-cash expense related to amortization of PyX software.
(2) Includes $445,000 of non-cash expense related to stock based compensation.

SBE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	January 31,	October 31,
	2006	2005
Current assets:
Cash and cash equivalents	$2,764	$3,632
Trade accounts receivable, net	1,059	1,555
Inventories	1,633	1,283
Other	240	293
Total current assets	5,696	6,763

Property, plant and equipment, net	648	563
Capitalized software costs, net	10,422	11,424
Other	53	82
Total assets	$16,819	$18,832

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$933	$743
Accrued payroll and employee benefits	116	155
Other accrued expenses	397	345
Total current liabilities	1,446	1,243

Other long-term liabilities	322	241
Total liabilities	1,768	1,484

Stockholders' equity:
Common stock	33,460	35,431
Deferred compensation	---	(2,401)
Accumulated deficit	(18,409)	(15,682)
Total stockholders' equity	15,051	17,348
Total liabilities and stockholders' equity	$16,819	$18,832

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